UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2017

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37666	47-4668380
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 17, 2017, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Penn National Gaming, Inc., a Pennsylvania corporation (“Parent”), and Franchise Merger Sub, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than shares of Company Common Stock (i) owned or held in treasury by the Company, (ii) owned by Parent, its subsidiaries or Merger Sub or (iii) held by any holders who do not vote in favor of adoption of the Merger Agreement and have properly demanded and perfected appraisal rights under Section 262 of Delaware General Corporation Law) will be cancelled and converted automatically into the right to receive (i) $20.00 in cash (plus, if the Merger is not consummated on or prior to October 31, 2018, $0.01 for each day during the period commencing on November 1, 2018 through the effective time of the Merger) (the “Cash Consideration”) and (ii) 0.42 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) (the “Exchange Ratio”; together with the Cash Consideration and cash required to be paid in lieu of fractional shares of Parent Common Stock, the “Merger Consideration”).

Each Company stock option and each other Company long-term incentive award, whether vested or unvested, that was granted before December 17, 2017 will vest as of the closing and be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company common stock underlying such award (less, in the case of stock options, the applicable exercise price). Performance-based awards granted in 2016 will be settled based on actual performance, certain performance-based awards granted in 2017 will be settled assuming the applicable performance condition is satisfied, and the remainder of performance-based awards granted in 2017 will be settled assuming actual performance for 2017 and target performance for 2018 and 2019. Performance conditions with respect to awards granted after the signing of the Merger Agreement will be deemed satisfied at target as of the closing. Each such award will vest as to the first tranche as of the closing and be settled for Merger Consideration, with the balance of each such award to be assumed by Parent and, in the case of performance-based awards, be converted into a time-based awards.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock; (ii) the approval of the issuance of Parent Common Stock in connection with the Merger Consideration (the “Share Issuance”) by the affirmative vote of a majority of the votes cast by holders of Parent Common Stock; (iii) no injunction by any court or other tribunal of competent jurisdiction having been entered and continuing to be in effect and no law having been adopted or effective prohibiting the consummation of the Merger; (iv) a registration statement on Form S-4 filed by Parent in connection with the Share Issuance having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and no stop order suspending the effectiveness of such Form S-4 having been issued by the SEC and no proceedings for that purpose having been initiated or threatened by the SEC; (v) the Parent Common Stock having been approved for listing on Nasdaq; (vi) any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated; and (vii) all requisite gaming approvals having been obtained from the relevant gaming authorities and such approvals being in full force and effect. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (i) the accuracy of the other party’s representations and warranties (in the case of the Company, generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers and, in the case of Parent and Merger Sub, generally subject to a Parent Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers), (ii) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement and (iii) there having not been, since the date of the Merger Agreement, in the case of the Company, a Company Material Adverse Effect, and in the case of Parent, a Parent Material Adverse Effect. If the Merger is not consummated on or before October 31, 2018 ((A) which can be extended to January 15, 2019, at the election of Parent, if (1) the only conditions not satisfied at such time relate to regulatory approvals or (2) the Marketing Period (as defined in the Merger Agreement) has not been completed, or (B) to be automatically extended to November 6, 2018, if the conditions that relate to regulatory approvals are satisfied during the last ten business days on or prior to October 31, 2018) (as may be extended, the “End Date”), either party may terminate the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

The parties have also agreed to use their reasonable best efforts to consummate the Merger, including to obtain regulatory approvals. Parent has agreed to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust laws or gaming laws; provided that Parent shall not be required to divest any assets in addition to the Boyd Divestiture Businesses (as defined below) and GLPI Divestiture Assets (as defined in the Merger Agreement) if such additional divestitures would have or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, after giving effect to the consummation of both the Merger and the transactions contemplated by the Boyd Purchase Agreement and the GLPI Purchase Agreement (each as described below).

Subject to the terms of the Merger Agreement, Parent has agreed to use its reasonable best efforts to arrange, obtain and complete financing. Parent has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which, together with anticipated cash proceeds received in connection with the closing of the transaction contemplated by the GLPI Purchase Agreement, will be sufficient (i) to pay the cash consideration payable in connection with the Merger, any cash in lieu of fractional shares of Parent common stock and any funds to be provided by Parent to the Company to enable the Company to fund payments (if any) required to be made in connection with the transactions contemplated by the Merger Agreement, (ii) to pay off certain existing indebtedness of the Company and (iii) to pay related fees and expenses in connection with the transactions.

The Company and Parent are also subject to customary restrictions on their respective ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision which (i) allows the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal that the Company’s board of directors (the “Company Board”) has determined constitutes or would reasonably be expected to result in a Company Superior Proposal (as defined in the Merger Agreement) and failure to take such actions would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties and (ii) allows the Company Board to make an adverse recommendation change if (x) in response to a Company Intervening Event (as defined in the Merger Agreement), the Company Board has determined that the failure to take such action would be inconsistent with its fiduciary duties or (y) in response to a Company Superior Proposal, the Company Board has determined that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties. The Merger Agreement contains similar provisions for the benefit of Parent.

The Merger Agreement contains certain termination rights for the Company and Parent. If the Merger Agreement is terminated by either party because the stockholders of the Company fail to adopt the Merger Agreement, the Company will be required to pay a fixed expense reimbursement of $30.0 million to Parent. If the Merger Agreement is terminated by either party because the shareholders of Parent fail to approve the Share Issuance, Parent will be required to pay a fixed expense reimbursement of $60.0 million to the Company. The Company will be required to pay Parent a termination fee equal to $60.0 million (less any expenses previously paid to Parent in the case of a termination described in clause (iii) below) if the Merger Agreement is terminated (i) by Parent because the Company Board has made an adverse recommendation change, (ii) by the Company to accept and enter into a Company Superior Proposal (as defined in the Merger Agreement), and (iii) by Parent or the Company because the stockholders of the Company fail to adopt the Merger Agreement, a Company Takeover Proposal (as defined and adjusted in the Merger Agreement) had been publicly announced or becomes publicly known and not publicly withdrawn by at least 15 business days prior to the Company stockholders meeting to vote on the Merger Agreement, and within 12 months of such a termination the Company enters into or consummates a Company Takeover Proposal. Parent will be required to pay the Company a termination fee equal to $60.0 million if the Merger Agreement is terminated because Parent’s board of directors has made an adverse recommendation change. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee equal to $125.0 million if the Merger Agreement is terminated by either Parent or the Company because (A) of any permanent injunction relating to gaming, antitrust or related laws or any related consents or approvals or (B) the End Date (as may be extended) has passed and certain conditions related to regulatory and gaming approvals have not been satisfied unless the injunction or failure to close by the End Date was primarily due to the material breach by the Company of certain provisions of the Merger Agreement.

The Company and Parent have made customary representations and warranties in the Merger Agreement and have agreed to customary covenants regarding the operation of the business of the Company and Parent, respectively, and their respective subsidiaries prior to the closing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety to the Merger Agreement, a copy of which is filed with this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub and the representations, warranties and covenants of Parent and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the Company. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s or Parent’s, as the case may be, filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to the Company, Parent and Merger Sub, as applicable, in the applicable disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Parent that is or will be contained in, or incorporated by reference into, its respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company files with the SEC.

Landlord Consent

On December 17, 2017, in connection with the Merger Agreement and certain of the Third Party Agreements (as described below), the Company, certain of the Company’s subsidiaries (Pinnacle MLS, LLC and PNK Development 33, LLC), Parent, Gaming and Leisure Properties, Inc. (“GLPI”) and certain of GLPI’s subsidiaries (Gold Merger Sub, LLC, PA Meadows, LLC, WTA II, Inc., and CCR Pennsylvania Racing, Inc.) entered into a consent agreement (“Consent”) pursuant to which GLPI provides consent, among other things, to the sale to Boyd Gaming Corporation (“Boyd”) of the Company’s gaming operations at Ameristar Casino Kansas City and Ameristar Casino St. Charles in Missouri; Belterra Casino Resort in Indiana; and Belterra Park in Ohio (such gaming operations collectively, the “Boyd Divestiture Businesses”).

The foregoing description of the Consent is not complete and is subject to and qualified in its entirety to the consent, a copy of which is filed with this Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

Agreements to be Entered into Immediately Prior to the Closing of the Merger

In connection with obtaining requisite regulatory approvals for the Merger, immediately prior to the effective time of the Merger, the Company will become party to the following Third Party Agreements (as described more fully in the Merger Agreement).

•	Boyd Purchase Agreement: On December 17, 2017, Boyd, a wholly owned subsidiary of Boyd and Parent entered into a membership interest purchase agreement (“Boyd Purchase Agreement”), which provides for Boyd’s acquisition of the Boyd Divestiture Businesses. The Company will become a party to the Boyd Purchase Agreement immediately prior to the closing of the Merger.

•	GLPI Purchase Agreement: On December 17, 2017, Parent, GLPI and certain of GLPI’s subsidiaries entered into a purchase agreement (“GLPI Purchase Agreement”), which provides for GLPI’s acquisition of the Company’s real property at Belterra Park. GLPI will then lease the same property back to Boyd pursuant to a new master lease. The Company will become a party to the GLPI Purchase Agreement immediately prior to the closing of the Merger.

•	Lease Amendments: In connection with, and at the closing of the transactions contemplated by, the Boyd Purchase Agreement and the GLPI Purchase Agreement, the Company will amend its existing master lease with GLPI to (a) reflect new financial terms and (b) remove the Boyd Divestiture Businesses thereby allowing such properties to become subject to the new master lease between Boyd and GLPI that will be entered into in connection with the Boyd Purchase Agreement.

Important Information About the Transaction and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, Parent intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Parent and the Company that also constitutes a prospectus of Parent. Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Parent and the Company with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Parent and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of Parent’s directors and executive officers in Parent’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 24, 2017, and its proxy statement for its 2017 Annual Meeting, which was filed with the SEC on April 25, 2017. Investors may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, and its proxy statement for its 2017 Annual Meeting, which was filed with the SEC on March 14, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC’s website at www.sec.gov.

Cautionary Notes on Forward Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, Parent’s and the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the Company by Parent and the integration of the businesses and assets to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained on the terms anticipated or at all; the possibility that the transactions with Boyd and/or GLPI do not close in a timely fashion or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the two companies; the possibility that the anticipated divestitures are not completed in the anticipated timeframe or at all; the possibility that additional divestures may be required; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; litigation relating to the transaction; risks associated with increased leverage from the transaction; and additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Parent’s and the Company’s respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of Parent and the Company. Neither Parent nor the Company undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger by and among Penn National Gaming, Inc., Franchise Merger Sub, Inc. and Pinnacle Entertainment, Inc., dated as of December 17, 2017*

2.2	Consent Agreement by and among Gaming and Leisure Properties, Inc., Gold Merger Sub, LLC, PA Meadows, LLC, WTA II, Inc., CCR Pennsylvania Racing, Inc., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Pinnacle MLS, LLC and PNK Development 33, LLC, dated as of December 17, 2017*

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

Dated: December 20, 2017	By:	/s/ Elliot D. Hoops
	Name:	Elliot D. Hoops
	Title:	Vice President and Legal Counsel